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                                                                    EXHIBIT 99.1

NEWS RELEASE

3COM MEDIA CONTACTS                       BRAD LEONE
Brian D. Johnson                          Coltrin & Associates for 3Com
3Com Corporation                          408-326-2428
408-326-1962                              brad_leone@3com.com
brian_d_johnson@3com.com

BROADCOM BUSINESS PRESS CONTACTS          BROADCOM FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze            William J. Ruehle
Corporate Communications Department       Vice President and Chief
949-450-8700                              Financial Officer
blanning@broadcom.com                     949-450-8700
Ealgaze@broadcom.com                      billr@broadcom.com

BROADCOM TRADE MEDIA CONTACT
Laura Brandlin
Director, Marketing Communications
949-450-8700



                    3COM AND BROADCOM FORM STRATEGIC ALLIANCE
          TO SPEED DEPLOYMENT OF GIGABIT ETHERNET NIC AND LOM SOLUTIONS

     Alliance Will Develop, Cross-License, Jointly Market and Sell Advanced Connectivity Products to Bring Best-of-Breed Solutions to Market at Aggressive
                                  Price Points

SANTA CLARA and IRVINE, Calif. - December 11, 2000 - 3Com Corporation (Nasdaq:
COMS), a leading provider of networking solutions for commercial and residential markets, and Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today announced the formation of a strategic alliance to capitalize on each company's strengths and accelerate the deployment of Gigabit Ethernet into business networks. 3Com and Broadcom intend to jointly develop new products, cross-license technologies, engage in joint sales and marketing activities and enter into a supply chain agreement.

The alliance combines the strengths of two leaders from different segments of the networking industry. According to a June 2000 brand preference study conducted by Intelliquest, 3Com's network interface cards are preferred by 76% of respondents. Broadcom provides industry-leading silicon and software solutions and will focus on developing next-generation Gigabit Ethernet connectivity products for server, workstation, desktop and mobile computers. Through this alliance, 3Com and Broadcom will accelerate customer migration from Fast Ethernet to Gigabit Ethernet by speeding



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products to market with superior price, performance, features, distribution and brand preference.

"We believe that the strategic alliance with Broadcom will dramatically accelerate the industry's transition to Gigabit Ethernet," said Bruce Claflin, president and COO of 3Com. "Broadcom is the leading supplier of field-proven Gigabit Copper transceivers, with an excellent IC design track record. By working together we can deliver functionally-rich, yet simple-to-use high-speed connections to the desktop. We believe that this alliance represents the next great wave in the network access market."

"Broadcom and 3Com share a vision of bringing convergence to client connectivity, which is made possible with Gigabit Ethernet to the desktop," said Dr. Henry T. Nicholas III, president and CEO of Broadcom. "We are excited about the huge potential of this partnership. 3Com brings more than two decades of valuable networking experience, a very strong presence in all distribution channels, and the strongest brand for NIC and LOM products. This is a true milestone for the networking industry, and we expect it to cause a significant acceleration in the overall Gigabit Ethernet market growth rate."

The alliance represents a significant expansion of an already existing relationship between Broadcom and 3Com. The companies have previously collaborated on several joint development projects including custom devices for 10/100 BASE-T NIC (network interface card) and LOM (LAN on motherboard) solutions, cable modems and home networking products. 3Com consistently accounts for more than 10 percent of Broadcom's revenue, and Broadcom has consistently been among the top three strategic suppliers for 3Com. The alliance is committed to shipping NIC and LOM solutions based on the BCM5700 10/100/1000BASE-T MAC, jointly developed between Broadcom and the Gigabit NIC division of Alteon WebSystems, which 3Com has announced its intent to acquire.

BENEFIT TO CUSTOMERS

The alliance will focus on bringing best-in-class Gigabit Ethernet NIC and LOM products to market sooner and at an unprecedented value. According to the Dell'Oro group, 3Com's 10/100 NICs commanded a 42% market share worldwide in the third quarter of year 2000. Gigabit Ethernet delivers an enhanced end-user experience that enables users to easily exchange larger graphics and imaging files, and dramatically improves Internet performance by increasing speed and minimizing latency. Gigabit Ethernet gives end users a 10-times performance increase over Fast Ethernet (100 Mbps). For example, using Gigabit Ethernet, a typical 6-Gigabytes of compressed video clip can be transferred in 55 seconds versus approximately 10 minutes for Fast Ethernet. The improved latency, combined with the advantages of Quality of Service (QoS), will help accelerate the convergence of voice, video and data in corporate networks.

Customers will also realize substantial cost benefits from the alliance. In combining their forces to drive the common objective of accelerated Gigabit Ethernet deployment, the alliance is committed to an aggressive integration and cost reduction roadmap.



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As part of this announcement, Broadcom noted that it has already shipped well over one million Gigabit Ethernet ports. This milestone demonstrates Broadcom's leadership position in providing the most advanced, field-proven transceiver solutions for the rapidly growing Gigabit Ethernet-over-Copper LAN market.

The 3Com-Broadcom alliance gives both companies a strong technology and customer base for Gigabit Ethernet products. Through the pending acquisition of the Alteon WebSystems Gigabit Ethernet NIC division from Nortel Networks, 3Com will extend its leadership into the next generation of high-performance wired and wireless solutions spanning server, desktop, workstation and mobile computing platforms. Alteon WebSystems was among the first to ship Gigabit Ethernet NIC solutions that run over today's copper cabling, and with this pending acquisition, 3Com emerges as a worldwide leader in this segment.

JOINT DEVELOPMENT AND MARKETING ACTIVITIES

Through the alliance, 3Com and Broadcom will share intellectual property and engineering teams, jointly develop new products and cross license technology. An alliance logo has been created featuring both companies logos, which will be used on Gigabit Ethernet products from the alliance. 3Com and Broadcom will leverage existing channels to sell the products.

CROSS-INVESTMENTS

3Com is already a shareholder in Broadcom as a result of investments in companies subsequently acquired by Broadcom. As part of the strategic alliance, 3Com has issued to Broadcom a warrant to acquire up to 7.1 million shares of 3Com common stock, representing about 2% of 3Com's current outstanding shares, through December 4, 2002. The per share exercise price and purchase price of the warrant will be determined pursuant to a formula based upon the average closing price of 3Com common stock on the Nasdaq National Market during the month of December 2000.

ABOUT 3COM CORPORATION

3Com simplifies how people connect to information and services through easy-to-use, connectivity products and solutions for consumers and commercial organizations. The company also provides access infrastructures and IP services platforms for network service providers. For further information, visit www.3com.com or the press site at www.3com.com/pressbox

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, video, and data. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed local, metropolitan and wide area networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, optical networking, digital subscriber lines



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(xDSL) and wireless communications. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This news release contains forward-looking statements, including statements relating to the parties intention to jointly develop new products, cross-license technologies, engage in joint sales and marketing activities, and enter into a supply chain agreement and to accelerate customer migration from Fast Ethernet to Gigabit Ethernet by speeding to market products with superior price, performance, features, distribution and brand preference, and the companies' expectation that their efforts will accelerate the industry's transition to Gigabit Ethernet and the market growth rate of Gigabit Ethernet, that customers will realize various benefits from the alliance, and that each company will enjoy accelerated growth in revenue as a result of their alliance. These statements are based on 3Com's and/or Broadcom's current expectations, estimates and projections about our industry, beliefs of our respective management, and certain assumptions made by either or both companies. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, the actual results of 3Com or Broadcom could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Factors that might cause such a difference include, but are not limited to, risks surrounding the timely development, production and acceptance of new products by each company and 3Com's and Broadcom's ability to compete in the highly competitive and rapidly changing networking marketplace. These and other important risks are detailed from time to time in 3Com's and Broadcom's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, 3Com's report on Form 10-Q for its fiscal year ended September 1, 2000 and Broadcom's report on Form 10-Q for its fiscal quarter ended September 30, 2000. Neither 3Com nor Broadcom undertakes any obligation to revise or update publicly any forward-looking statement for any reason.

BROADCOM(R) AND THE PULSE LOGO ARE TRADEMARKS OF BROADCOM CORPORATION AND/OR ITS AFFILIATES IN THE UNITED STATES AND CERTAIN OTHER COUNTRIES. 3COM(R) AND THE 3COM LOGO ARE TRADEMARKS OF 3COM CORPORATION AND/OR ITS AFFILIATES IN THE UNITED STATES AND CERTAIN OTHER COUNTRIES ALL OTHER TRADEMARKS MENTIONED ARE THE PROPERTY OF THEIR RESPECTIVE OWNERS.